STOCK EXCHANGE AGREEMENT

This *Stock Exchange Agreement* (this "Agreement") is made and executed as of February 23, 2018 (the "Effective Date"), by and between Corix Bioscience Inc., a Wyoming corporation ("CXBS") with a mailing address for notice purposes of 9880 Irvine Center Drive, Suite 200 in Irvine, California 92618, and OG Group LLC, a Wyoming limited liability company, formed or to be formed ("OG") with a mailing address for notice purposes of 14697 East Easter Avenue in Centennial, Colorado 80112. CXBS and OG may be defined singularly as a "Party" or collectively as the "Parties".

WHEREAS, CXBS is a publicly reporting company with the United States Securities and Exchange Commission ("SEC"). CXBS is current on all filings required pursuant to the Securities Act of 1933, and all other federal securities laws and regulations, and has been for the past twelve (12) months, with 26,315,386 shares of common stock issued and outstanding as of the Effective Date. There are no other classes of common stock issued and outstanding. Exhibit A is the transfer agent record as of the Effective Date, or as subsequently submitted as part of the Parties' ongoing due diligence.

WHEREAS, OG is a limited liability company with two members collectively holding title to 4,000,000 units of issued and outstanding membership units. OG has represented to CXBS that it has authorized a total of 10,000,000 units for issuance, and for purposes of this Agreement, in consideration of the issuance of the CXBS Shares at Closing, as defined below, OG shall issue 6,000,000 units of OG from its authorized units to CXBS resulting in CXBS holding rights, title and interest in 60% of the issued and outstanding units in OG. These 6,000,000 units are referred to herein as the "OG Units" with the members of OG as of Closing being referred collectively as the "OG Members".

WHEREAS, the intended end result from this Agreement is that CXBS shall own as an asset of the corporation the OG Units, and OG shall own as an asset the CXBS Shares, as defined below.

WHEREAS, OG and CXBS wish to contribute their respective resources and assets in furtherance of a collective business plan and strategy through the exchange of OG Units for CXBS Shares (as defined below), and CXBS Shares for OG Units, as set forth in this Agreement.

WHEREAS, the Parties have determined that the transaction contemplated by this Agreement would be advantageous and beneficial to their respective companies, members and shareholders.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. DEFENITIONS. As used herein, the following terms shall have the following meanings:

a) "Act" means the Securities Act of 1933, as amended, and the rules and regulations issued in respect thereto.

b) "Encumbrance" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance lien (statutory or otherwise), charge against or interest in property to secure payment of debt or performance of an obligation or other priority or preferential arrangement of any kind of nature whatsoever.

c) "Law" means any law, statute, regulation, rule ordinance, requirement or other binding action or requirement of any governmental, regulatory or administrative body, agency or authority or any court of judicial authority.

d) "Order" means any decree, order, judgement, writ, award, injunction, stipulation or consent of or by any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

e) "Person" means any individual, corporation, general or limited partnership, joint venture, associate, limited liability company, joint stock company, trust, business, bank trust company, estate (including any beneficiaries thereof), unincorporated entity, cooperative, association, government branch, agency or political subdivision thereof of organization of any kind.

f) "Transaction Documents" means any ancillary contract, agreements or other documents that are be entered into in connection with the transactions contemplated hereby.

ARTICLE II

EXCHANGE OF STOCK

SECTION 2.1. EXCHANGE OF EQUITY. Subject to the terms and conditions of this Agreement, at the Closing, CXBS will direct its transfer agent to issue 5,000,000 shares of its restricted common stock to OG, and set reserve shares for future issuance to OG of 2,500,000 shares of restricted common stock on every yearly anniversary from the Effective Date for a period of five (5) years, totaling 17,500,000 shares (collectively referred to as the "CXBS Shares"). Given the controlling interest of CXBS in OG after Closing, the CXBS Shares shall be issued to OG at the discretion of CXBS during the five-year term; however, the sole basis for not issuing the balance of the CXBS Shares over the five-year term is the material breach of the Operating Agreement of OG by the two members of OG.

In exchange for the issuance of CXBS Shares at Closing, OG shall issue the OG Units to CXBS and CXBS shall execute the Joinder Agreement attached hereto as **Exhibit A** resulting in CXBS holding rights, title and interest in 60% of the issued and outstanding membership units of OG. In addition to the other conditions set forth in Article V, the issuance of the OG Units to CXBS shall be conditioned upon an opinion from legal counsel for OG confirming OG's right to do so under the laws of its state of Wyoming and any applicable governance documents. The issuance of the CXBS Shares to OG shall be conditioned upon an opinion from legal counsel for CXBS confirming CXBS's right to do so under the laws of its state of Wyoming and any applicable governance documents.

SECTION 2.2. THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as promptly as possible but no later than the fifth (5th) business day following the day the last of the conditions set forth in Article V has been fulfilled or waived (other than those that this Agreement contemplates will be satisfied at or immediately prior to the Closing), or at such other time as shall be mutually agreed upon by the Parties (the "Closing Date").

ARTICLE III

REPRESENTATIONS AND WARRATIES OF CXBS

CXBS represents and warrants to OG that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as the Closing as though made as of

the Closing, except to the extent such representations and warranties re specifically made as of particular date (in which case such representations and warranties will be true and correct as of such date).

SECTION 3.1. POWER AND AUTHORITY. CXBS is a corporation duly organized, validly existing in good standing under the laws of the State of Wyoming. CXBS has represented to OG that it is in the process of cancelling its earlier Plan of Conversion and subsequent domiciling from Maryland to Wyoming resuling in CXBS being incorporated again in the State of Maryland. CXBS has requisite capacity, power and authority to execute, deliver and perform this agreement. No other corporate action on the part of CXBS is necessary to authorize the execution and delivery by CXBS of this Agreement. This Agreement has been duly executed and delivered and, upon executive by OG, will constitute a valid and legally binding obligation of CXBS, enforceable against CXBS in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. CXBS represents it is an "Accredited Investor" under Rule 501 of Regulation D.

SECTION 3.2. OWNERSHIP; TRANSFERABILITY. CXBS is the legal and beneficial owner of CXBS Shares, free and clear of any Encumbrance or restriction on transfer (and shall remain free and clear until the Closing), other than restrictions under the Act, or restrictions reflected in a legend on the certificates representing the CXBS Shares.

SECTION 3.3. CONSENTS AND APPROVALS. Neither the execution, delivery and performance of this Agreement by CXBS, nor the consummation by CXBS of any transaction related hereto, including the transfer, sale and delivery of the CXBS Shares will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required under the Federal securities laws which have or will be made, or the securities laws of the jurisdiction of CXBS.

SECTION 3.4. NO CONFLICTS. The execution and delivery by CXBS of this Agreement, and the consummation of the transactions contemplated by the Agreement shall not, assuming the consents, approvals, filings or actions described in Section 3.3 are made or obtained, as the case may be, (a) contravene, conflict with, ore result in any violation or breach of any provision of the certificate of incorporation or by-laws of CXBS, (B) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which CXBS is apart or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgement, Order, decree, statute, law ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to CXBS or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the CXBS Shares being conveyed by CXBS to OG.

SECTION 3.5. OWNERSHIP OF OG UNITS. CXBS represents that upon acceptance of delivery of the OG Units and execution of the Joinder Agreement, CXBS shall be a member subject to the terms and conditions of the Operating Agreement. CXBS shall make any decisions as member of OG through CXBS' Board of Directors or committee or subcommittee thereof. CXBS shall take ownership of the OG Units for investment in its account, and not with a view to the resale or distribution of any part thereof, unless otherwise allowed for under the Act or any application exemption to registration.

SECTION 3.6. BROKERS, ETC, CXBS is not obligated to pay any fee or commission to any broker, finder or other similar Person in connection with the transaction contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF OG

OG represents and warrants to CXBS that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as the Closing as though made as of the Closing, except to the extent such representations and warranties re specifically made as of particular date (in which case such representations and warranties will be true and correct as of such date).

SECTION 4.1. POWER AND AUTHORITY. OG is, or will be at the time of the Closing Date, a limited liability company duly organized, validly existing in good standing under the laws of the State of Wyoming. OG has requisite capacity, power and authority to executive, deliver and perform this Agreement. No other corporate action on the part of OG is necessary to authorize the execution and delivery by OG of this Agreement. This Agreement has been duly executed and delivered and, upon executive by OG, will constitute a valid and legally binding obligation of OG, enforceable against OG in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 4.2. CONSENTS AND APPROVALS. Neither the execution, delivery and performance of this Agreement by OG, nor the consummation by OG of any transaction related hereto, will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required under the Federal securities laws which have or will be made, or the securities laws of the jurisdiction of OG. OG consents to any and all necessary requirements of CXBS in reporting this transaction with the SEC.

SECTION 4.3. BUSINESS OF OG. OG represents that it is a party in good standing in the State of Wyoming, or will be in good standing as of the Closing Date, and will be authorized to conduct business in the State of California and the City of Adelanto, California. OG acknowledges that CXBS is relying on the Executive Summary attached hereto as **Exhibit B** setting forth the forward-looking statements of OG in entering into this Agreement. OG represents it is an "Accredited Investor" under Rule 501 of Regulation D.

SECTION 4.4. NO CONFLICTS. The execution and delivery by OG of this Agreement, and the consummation of the transactions contemplated by this Agreement shall not, assuming the consents, approvals filing or actions described in Section 4.3 are made or obtained, as the case may be, (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of OG, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which OG is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgement, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to OG or regulation of any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the OG Units being conveyed to CXBS.

SECTION 4.5. ACQUIRING ENTIRELY FOR OWN ACCOUNT. OG represents that it shall hold the CXBS Shares issued under this Agreement for investment in its account, and not with a view to the resale or distribution of any part thereof, unless otherwise allowed for under the Act or any application exemption to registration.

SECTION 4.6. LIABILITIES. OG represents that it has reviewed to its satisfaction all debts, liabilities, claims and demands of and/or against CXBS, and by executing below, represents that it waives and releases claims against the Company, its directors, officers attorneys, accountants and auditors regarding the failure to disclose facts or circumstances associated with the debts, liabilities, claims and demands of and/or against CXBS. OG further represents that it has reviewed all internal corporate governance documents and those documents disclosed with the SEC, including but not limited to, indemnity disclosures for directors and officers.

SECTION 4.7. BROKERS, ETC. OG is not obligated to pay any fee or commission to any broker, finder or other similar Person in connection with the transactions contemplated by this Agreement.

SECTION 4.8. LEGENDS. It is understood that the certificates evidencing the CXBS Shares shall bear any required legend indicating that the CXBS Shares shall be deemed restricted from public resale.

ARTICLE V

CONDITIONS TO CLOSING

SECTION 5.1. CLOSING EFFORTS. Each of the Parties shall use its commercially reasonable efforts ("Reasonable Efforts") to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date, and (ii) the conditions to the obligations of the other parties to consummate the transaction are satisfied.

SECTION 5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF CXBS. The obligations of OG to transfer OG Units to CXBS and acceptance of the CXBS Shares at the Closing, and CXBS's issuance of the CXBS Shares to OG are subject to satisfaction of the following conditions: (a) OG members approve this Agreement through a member resolution, (b) CXBS executes the Joinder Agreement, which shall be co-executed by the members of OG, (c) CXBS's Board of Directors executing and delivering all required consent resolutions authorizing Michael Ogburn, as Chief Executive Officer and President, to close this Agreement on behalf of CXBS and to issue the CXBS Shares to OG, and (d) at the Closing on the Closing Date, the representations and warranties of OG set forth in this Agreement, and more specifically under Section 5.3, below, that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of CXBS set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing Date, except to the extent such representations and warranties are specifically made as particular date (in which case such representations and warranties shall be true and correct as of such date).

SECTION 5.3. CONDITIONS PRECEDENT TO OBLIGATIONS OF OG. The obligations of CXBS to transfer the CXBS Shares to OG and acceptance of the OG Units at the Closing, and OG's issuance of the OG Units to CXBS are subject to satisfaction of the following conditions: (a) CXBS' Board of Directors approve this Agreement through a consent resolution consistent with the Bylaws of CXBS, (b) OG countersigns the Joinder Agreement, (c) OG approves the proposed press release of CXBS disclosing this Agreement and (d) at the Closing on the Closing Date, the representations and warranties of CXBS set

forth in this Agreement, and more specifically under Section 5.2, above, that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of OG set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing Date, except to the extent such representations and warranties are specifically made as particular date (in which case such representations and warranties shall be true and correct as of such date).

ARTICLE VI

TERMINATION

SECTION 6.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the written consent of each party hereto.

SECTION 6.2. TERMINATION BY EITHER CORIX OR OG GROUP. This Agreement may be terminated (upon written notice from the terminating party hereto to the other party hereto) and the transactions contemplated hereby may be abandoned by action of any party hereto, if (a) the conveyance of the CXBS Shares and OG Units shall not have occurred on or prior to March 31, 2018, subject to a reasonable cure period in order for the transfer agent of CXBS to process the issuance of the CXBS Shares, or (b) any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign shall have issued a Law or Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such Law or Order shall have become final and non-appealable.

SECTION 6.3. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement pursuant to this Article VI hereof, no Party or, its directors or officers or other controlling persons shall have any liability or further obligation to any other Party hereto pursuant to this Agreement, except that Article VII hereof shall survive termination of this Agreement and nothing herein will relieve any party hereto from liability for any breach of this Agreement occurring prior to such termination.

ARTICLE VII

GENERAL PROVISIONS: OTHER AGREEMENTS

SECTION 7.1. PRESS RELEASES. Other than any required filings under the Federal securities laws, none of the parties hereto will, without first obtaining the approval of the other, make any public announcement, directly or indirectly, regarding this Agreement, nor the nature of the transaction contemplated by this Agreement, to any person except as required by law or regulatory bodies and other than to the respective principals or other representatives of the Parties, each of whom shall be similarly bound by such confidentiality obligations. Any press release of CXBS is subject to approval by OG, and any content provided by OG regarding OG may be relied upon by CXBS as being true. If any such press release or public announcement is so required by either party (except in the case of any disclosure required under the federal securities laws to be made in a filing with the SEC), the disclosing party shall consult with the other parties prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to each of the parties.

SECTION 7.2. EXPENSES. Regardless of whether the transactions contemplated hereby are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such costs and expenses.

SECTION 7.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming without regard to the conflicts of laws provisions thereof.

SECTION 7.4. HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

SECTION 7.5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

SECTION 7.6. COUNTERPARTS This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission, emailed PDFs, or other electronic means of communication and shall be binding upon parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties hereto following the applicable facsimile transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

SECTION 7.7. AMENDMENT. Any term of this Agreement may be modified or amended only by an instrument in writing signed by each of the parties hereto.

SECTION 7.8. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms.

SECTION 7.9 JOINT DRAFTING, NEGOTIATION AND CONFLICT WAIVER. Each Party agrees that they have had an opportunity to participate in the drafting, preparation, and negotiation of this Agreement. Each of the Parties expressly acknowledges such participation and negotiation in order to avoid the application of any rule construing contractual language against the drafter thereof. The Parties acknowledge that Paesano Akkashian Apkarian, PC ("PAA") has disclosed to it that it is legal counsel to CXBS, and that it does not represent OG in conjunction with this Agreement or in any other related or unrelated matter. To the extent any conflict of interest exists under the Michigan Rules of Professional Conduct in PAA's representation of CXBS, OG waives the conflict. Furthermore, OG acknowledges that it has gathered information from CXBS in evaluating this Agreement, it has relied solely on its own review, and the review of its attorney, accountants and advisors.

SECTION 7.10 ARBITRATION. The Parties agree that any dispute arising out of, or relating in any way to, this Agreement that has not been resolved by good-faith negotiations will be finally submitted to binding arbitration through the American Arbitration Association. The arbitration and shall be governed by the then-current AAA Commercial Arbitration Code and will be conducted by a single arbitrator. The arbitration will comply with all aspects of the Federal Arbitration Act, and judgment on the award rendered by the arbitrator (if any) may be entered by any court of proper jurisdiction. The place of arbitration will be Los Angeles County, California. The arbitrators are not empowered to award damages in excess of any lawful limitations on damages provided in this agreement. The substantive law governing any dispute will be the laws of the State of Wyoming. The statue of limitations of the State of Wyoming applicable to the commencement of the lawsuit will apply to the commencement of an arbitration under this section.

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EXHIBIT A

JOINDER AGREEMENT

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date set forth above.

CORIX BIOSCIENCE, INC., a Wyoming corporation

____

By: Michael Ogburn
Its: Chief Executive Officer
Authorized by Board of Directors

OG GROUP, LLC, a Wyoming limited liability company, formed or to be formed,

____

By: Tim Chan
Its: Authorized Member

____

By: Anthony [illegible]
Its: Authorized Member

JOINDER AGREEMENT

This Joinder Agreement (this "Joinder"), dated as set forth below, is made by OG Group, LLC, a Wyoming limited liability company, formed or to be formed, (the "Company"), and Corix Bioscience, Inc., a Wyoming corporation ("New Member").

NOW, THEREFORE, the Company and the New Member, intending to be legally bound by this Joinder for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of them, agree, as follows:

1. Background. The Company and the New Member are parties to a Stock Exchange Agreement (the "Agreement") associated with exchange of 6,000,000 units in the Company, i.e. the OG Units under the Agreement, for shares of common stock in New Member, i.e. the CXBS Shares under the Agreement. This Joinder is Exhibit A to the Agreement.

2. Operating Agreement. In connection with the acquisition of the OG Units, as set forth in the Agreement, the New Member, as of the date of this Joinder, and upon full performance by the Company and the New Member under Agreement, confirms and agrees that: (i) it has received a copy of, and reviewed and understood, the Operating Agreement as of the Closing Date, as defined under the Agreement; and (ii) it is bound by the terms and conditions of the Operating Agreement as a New Member. The New Member represents and warrants to the Company that it is duly authorized and has all requisite entity power to execute, deliver and perform its obligations under this Joinder on behalf of the New Member, and further represents and warrants to the Company that it has been duly authorized and directed by the entity New Member to execute and deliver this Joinder on behalf of the New Member.

3. Counterparts. This Joinder may be executed in one or more counterparts, each of which is deemed to be an original but all of which taken together constitute one agreement. The delivery of a manually executed counterpart by facsimile or electronically in pdf format has the same force and effect as the delivery of an original manually executed counterpart.

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IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be duly executed and delivered as of the date set forth above.

CORIX BIOSCIENCE, INC., a Wyoming corporation

By: Michael Ogburn
Its: Chief Executive Officer
Authorized by Board of Directors

OG GROUP, LLC, a Wyoming limited liability company, formed or to be formed,

By: Tim Chan
Its: Authorized Member

By: Anthony [illegible]
Its: Authorized Member

EXHIBIT B

EXECUTIVE SUMMARY

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EXHIBIT B

OG | GROUP

OG Group, LLC.

OG Group consists of several experienced industry leaders that have revolutionized the cannabis distillery and refinery space. Their background in modern technology and molecular science has allowed them to continuously invent ground breaking products that dominates the market. One recent innovation that has already generated enormous demands, was a service designed to assist cultivators in adapting to the regulation changes in California.

With science and technology as their backbone, OG Group has endlessly proven themselves to be the innovator of the industry. Their inimitable products have surprised the industry, and their levels of quality have redefined the standards for cannabis related products. OG Group will be a perfect addition to Corix Bioscience.



Corix Bioscience will be purchasing 60% of OG Group for a total of 5,000,000 shares.

Assets from OG Group

- Processing Lab in Adelanto, California

As part of the terms of the acquisition, OG Group will also be financing the real estate we have agreed upon in Adelanto. The $4.5 million real estate will have 2 separate parcels, with 4 licenses attached (cultivation, processing, non-volatile processing and distribution). The facility already comes with 2 fully equipped labs, and extra capacity to build 3 more. Corix and OG Group will together construct the largest processing lab in California for both THC and CBD products.

Cultivation: 44,000 square foot

Processing: 10,000 square foot

- Processing Equipment moving in Adelanto

As an industry leading processer and extractor, OG Group will be combining their current equipment list with Corix's to be put in the labs in Adelanto. They will be move $4 million worth of equipment into the facility. The capacities of these equipment are provided below in their respective operations.

Components and Products of OG Group

- Cannabis Remediation Service

As the State of California toughened their regulations on pesticide and heavy metal levels, OG Group has managed to discover a unique molecular procedure to remediate and "sanitize" the cannabis, allowing products to be compliant once again. The State estimates 85% of the product currently in the market are below these new standards, therefore making this exclusive technique desirable and valuable.

- CBD Isolate - Extraction and Refinery

CBD is one of the most sought out commodities in the recent years. Pharmaceuticals, universities, athletes and product manufacturers are all consumers of pure CBD isolates. Isolate would be CBD at its purist form, with a minimum purity of 99.0%. Isolate would be CBD at its purist form, with a minimum purity of 99.0%. OG Group's CBD labs, through their progressive methods, were able to achieve purities of 100%. This product is currently unattainable in the open market. Its purity makes it the ideal product for pharmaceuticals and university research labs.

- THC Distillate

THC distillate is OG Group's most premier product. With the high purity and high quality, the market value high and the margins are wide. The demand has also increased drastically after the legalization of marijuana in California.



- THC Sauce & Diamonds

THC sauce and diamonds are concentrated THC the OG Group has perfected over time. THC sauce refers to the concentrate that did not require solvents during exaction.

OG Group Financials

OG GROUP INCOME STATEMENT

000

Revenue		2018		2019		2020
Sales						
Total Sales	$	91,300	$	82,700	$	89,650
Cost of Goods Sold		27,390		24,809		28,542
Gross Profit	$	63,910	$	57,891	$	61,108
Operating Expenses		2018		2019		2020
Total Operating Expense	$	18,304	$	16,529	$	17,991
Operating Income	$	45,606	$	41,362	$	43,117
Other Expenses		2018		2019		2020
Total Other Expense	$	3,252	$	2,084	$	1,749
EBITDA	$	42,354	$	39,278	$	41,368

Cautionary Note Regarding Forward-Looking Statements

Certain of the statements in this news release that are not statements of historical fact, including, but not limited to, those identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, and including statements related to expected market trends and the future business and financial performance of Corix Bioscience Inc., are all "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.

Prospective investors are cautioned not to place undue reliance on any forward-looking statements. Statements made regarding the intent, belief or current expectations of Corix are based on assumptions that Corix management believes are reasonable in light of information available on the date hereof, but they are not guarantees of future performance and are subject to a wide range of known and unknown risks, uncertainties and other factors identified in periodic filings made by Corix with the Securities and Exchange Commission.

Actual future results may differ materially from those indicated by present forward-looking statements. Corix Bioscience Inc. disclaims any obligation to update or revise this news release to reflect any change in the company's expectations or any change in events or circumstances after the date hereof, except as required by law.